Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Massachusetts Premium Income Municipal Fund
33-58236
811-7484


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment
Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009.

Voting results are as follows:

<c> Common and MuniPreferred
shares voting
together as a
class
<c>  MuniPreferred shares voting
together as a
class
To approve the elimination of the Funds
fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
            2,257,685
                      178
   Against
                 96,009
                        43
   Abstain
                 78,806
                          9
   Broker Non-Votes
               657,813
                      663
      Total
            3,090,313
                      893



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
            2,287,842
                      186
   Against
                 77,371
                        35
   Abstain
                 67,287
                          9
   Broker Non-Votes
               657,813
                      663
      Total
            3,090,313
                      893



To approve the elimination of the fundamental policy prohibiting investment in other investment companies.


   For
            2,217,380
                      183
   Against
               153,160
                        38
   Abstain
                 61,960
                          9
   Broker Non-Votes
               657,813
                      663
      Total
            3,090,313
                      893



Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012608.